EXHIBIT 99.3

VICTORY ELECTRONIC CIGARETTES LLC

 FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2012 AND 2011

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Victory Electronic Cigarettes LLC

Report on the Financial Statements

We have audited the accompanying balance sheets of Victory Electronic Cigarettes LLC (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in members’ equity (deficit) and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with accounting principles generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida
February 28, 2013

4868 West Gandy Boulevard ● Tampa, Florida 33611 ● 813.440.6380

VICTORY ELECTRONIC CIGARETTES LLC
BALANCE SHEETS
DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current Assets:
Cash	$17,438	$6,359
Accounts receivable	157,295	318
Inventory	287,373	46,196
Prepaid inventory	141,995	31,083
Other prepaid expenses	8,676	-
Total assets	$612,777	$83,956

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	37,853	158
Deferred revenue	17,699	-
Revolving credit lines	20,641	-
Total current liabilities	76,193	158
Deferred compensation	350,003	-
Due to related party	703,870	122,917
Total liabilities	1,130,066	123,075
Commitments and contingencies
Members' deficit	(517,289)	(39,119)
Total liabilities and members' deficit	$612,777	$83,956

See Accompanying Notes to Financial Statements and Independent Auditors’ Report.

VICTORY ELECTRONIC CIGARETTES LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Revenues
Internet sales	$855,758	$8,297
Retail and wholesale revenues	614,446	25,518
Total revenues	1,470,204	33,815

Cost of Goods Sold	694,650	30,188
Gross profit	775,554	3,627

Operating expenses
Personnel costs	489,689	-
Advertising and promotion	323,167	39,507
Contract labor	126,476	19,818
Design costs	79,364	-
Merchant account fees	55,576	701
General and administrative	38,163	5,244
Office supplies	23,395	1,008
Occupancy	22,570	407
Insurance	21,276	5,051
Travel	19,381	-
Commissions	15,954	-
Professional fees	8,573	750
Total operating expenses	1,223,584	72,486
Loss from operations	(448,030)	(68,859)

Other expense:
Interest expense	30,140	3,587
Net loss	$(478,170)	$(72,446)

See Accompanying Notes to Financial Statements and Independent Auditors’ Report.

VICTORY ELECTRONIC CIGARETTES LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Members'
Equity (Deficit)
BALANCE AT DECEMBER 31, 2010	$3,297
Member contributions	30,030
Net loss	(72,446)
BALANCE AT DECEMBER 31, 2011	(39,119)
Net loss	(478,170)
BALANCE AT DECEMBER 31, 2012	$(517,289)

See Accompanying Notes to Financial Statements and Independent Auditors’ Report.

VICTORY ELECTRONIC CIGARETTES LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(478,170)	$(72,446)
Adjustment to reconcile net loss to net
cash flows from operating activities:
Changes in operating assets:
Accounts receivable	(156,977)	(318)
Inventory	(241,177)	(45,096)
Prepaid inventory	(110,912)	(31,083)
Other prepaid expenses	(8,676)	-
Accounts payable and accrued expenses	37,695	158
Deferred revenue	17,699	-
Deferred compensation	350,003	-
Due to related party	580,953	122,917
Net change in cash from operating activities	(9,562)	(25,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit lines activity, net	20,641	-
Proceeds from member contributions	-	30,030
Net change in cash from financing activities	20,641	30,030

NET CHANGE IN CASH	11,079	4,162
CASH, beginning of year	6,359	2,197
CASH, end of year	$17,438	$6,359

See Accompanying Notes to Financial Statements and Independent Auditors’ Report.

VICTORY ELECTRONIC CIGARETTES LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 1	BUSINESS ORGANIZATION

Victory Electronic Cigarettes LLC (“Victory” or the “Company”) was formed on March 2, 2010, pursuant to the provisions of the Florida Limited Liability Company Act.  The Company was established to import and distribute smokeless electronic cigarettes (“E-Cigarettes”) and their components via the internet and retail outlets.  The Company’s primary operations are based near of Atlanta, Georgia.

NOTE 2	SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation
The financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of accounts receivable and prepaid inventory.

Cash is deposited in various financial institutions. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.  At December 31, 2012 and 2011, no deposits were in excess of the federally insured limits.

Revenue Recognition
Revenue is derived from product sales and is recognized upon shipment to the customer.  Returns are accepted, but are not significant to the Company’s overall operations.  Payments received by the Company in advance are recorded as Deferred Revenue until the merchandise has shipped to the customer.

Cost of Goods Sold

The Company recognizes the direct cost of purchasing product for sale, including freight-in and packaging, as cost of goods sold in the accompanying income statement.

Shipping and Handling Costs
Outgoing shipping and handling costs are primarily paid directly by the customer.

Advertising and Promotion
The Company recognizes advertising and promotion costs as incurred.  The amount of advertising and promotion expense recognized for the years ended December 31, 2012 and 2011 was approximately $323,000 and $40,000, respectively.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.  At December 31, 2012 and 2011, the Company had no cash equivalents.

VICTORY ELECTRONIC CIGARETTES LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Accounts Receivable
Accounts receivable, primarily from retail customers or third-party internet brokers, are reported at the amount invoiced.  Payment terms vary by customer and may be subject to an early payment discount.

Management reviews accounts receivable on a monthly basis to determine if any receivables are potentially uncollectible.  An overall allowance for doubtful accounts is determined based on a combination of historical experience, length of time outstanding and specific identification.  After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  As of December 31, 2012 and 2011, the Company expects these receivables to be fully collectible and therefore has not estimated an allowance for doubtful accounts for either year.

Inventory
Inventory, which consists of ready for sale disposable e-cigarettes, batteries, cartomizers and other accessories, is carried at the lower of cost or fair market value.  Cost is determined using the first-in, first-out method.

Prepaid Inventory
Prepaid inventory consists of deposits paid for inventory to be manufactured by a third-party overseas supplier or inventory which is in-transit and the Company has not yet received title for the goods.

Property and Equipment
The Company will record property and equipment at historical cost, less accumulated depreciation. Expenditures for additions and improvements over $1,500 that substantially extend the useful life of property and equipment or increase its operating effectiveness are capitalized. Repair and maintenance costs are expensed as incurred. Long-lived assets are reviewed for impairment whenever events or circumstances warrant such a review, at least annually, pursuant to the provisions Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 360 Property, Plant, and Equipment.  The Company will depreciate the cost of property and equipment over the estimated useful lives of the assets, ranging from two to ten years, using the straight-line method. As of December 31, 2012 and 2011, the Company had no property and equipment recorded.

Income Taxes
The Company acts as a pass-through entity for tax purposes.  Accordingly, the financial statements do not include a provision for federal income taxes.  The Company’s earnings and losses are included in the members’ personal income tax returns and the income tax thereon, if any, is paid by the members.

The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions, generally for three years after the filing date.

Management has evaluated tax positions in accordance with FASB ASC 740, Income Taxes, and has not identified any tax positions, other than those discussed above, that require disclosure.

Subsequent Events
In accordance with FASB ASC 855, Subsequent Events, the Company evaluated subsequent events through February 28, 2013; the date the financial statements were available for issue.

VICTORY ELECTRONIC CIGARETTES LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 3	REVOLVING CREDIT LINES

The Company maintains a revolving credit line in the form of two Company credit cards with a major financial institution.  The two credit cards have a maximum credit limit of $20,000 and $5,000 and are personally guaranteed by a member of the Company.  The credit cards bear annual rates of interest of 24.24% for cash advances and 17.24% for purchases.  Payments of varying amounts are due monthly.

NOTE 4	RELATED PARTY TRANSACTIONS

As of December 31, 2012 and 2011, a member of the Company had loaned amounts totaling approximately $704,000 and $123,000, respectively, including accrued interest of approximately $34,000 and $4,000, respectively, to the Company and are included in Due to Related Party in the accompanying Balance Sheets.  These payables accrue interest at a rate of 12% annually and have no specified maturity date.

Additionally, at December 31, 2012 the Company owed deferred compensation to three members in the amounts of approximately $150,000, $100,000, and $100,000.  The deferred compensation is non-interest bearing and for services rendered during 2012.

NOTE 5	COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation.  When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450, Contingencies.  The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome.  If the Company determines than an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals.  Certain insurance policies held by the Company may reduce the cash outflows with respect to an adverse outcome of certain of these litigation matters.

NOTE 6	SUBSEQUENT EVENTS

Subsequent to year end, in order to meet short-term operating cash needs related to servicing several significant new customers, the Company executed promissory notes with two members of the Company in the amounts of $60,000 and $250,000 in exchange for cash.  In addition, the related party payable, along with additional cash contributions subsequent to year end, was converted to a promissory note in the amount of $788,166.  All three notes bear interest at 12% and all principal and accrued interest is due no later than January 31, 2014.

In addition, on January 17, 2013, the Company signed a letter of intent to enter into a business combination with a company incorporated under the Securities Exchange Act of 1934 (the “Purchaser”) in exchange for 32,500,000 common shares, 60% of the issued and outstanding shares, of the Purchaser.  In conjunction with the business combination, the Purchaser will complete private equity placements of not less than $2,000,000 for working capital purposes and arrange an inventory finance facility for up to $3,000,000.  The closing of this transaction is expected to occur no later than March 31, 2013.